UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	GCBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 17, 2019, Greene County Bancorp, Inc. (NASDAQ-GCBC) announced that its Board of Directors has approved a quarterly cash dividend of $0.11 per share on the Company’s common stock. The dividend reflects an annual cash dividend rate of $0.44 per share, which represents a 10.0% increase from the previous annual cash dividend rate of $0.40 per share.

A press release announcing the details of the dividend declaration is filed as exhibit 99.1.

Greene County Bancorp, MHC (the “MHC”), the mutual holding company and majority stockholder of the Company, and owner of 4,609,264 shares of the Company’s 8,537,814 total shares of common stock outstanding, has waived its right to receive the dividends on its shares.  Accordingly, the dividend is expected to be paid only on the 3,928,550 shares of common stock owned by minority stockholders of the Company.

On September 12, 2018, Greene County Bancorp, MHC (the “MHC”), the mutual holding company and the 54.0% majority-owner, of Greene County Bancorp, Inc. (the “Company”) received the non-objection of the Federal Reserve Bank of Philadelphia to waive its right to receive dividends, aggregating up to $0.50 per share, paid by the Company during the four quarters ending with the quarters that end on September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated July 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: July 17, 2019	By:	/s/ Donald E. Gibson
Donald E. Gibson
President & Chief Executive Officer